                                                                     EXHIBIT 2.3

                      AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of

                                  June 6, 1997

                                  by and among

                           GIGA-TRONICS INCORPORATED,

                              GTV ACQUISITION CORP.

                                       and

                      VIKING SEMICONDUCTOR EQUIPMENT, INC.

                                TABLE OF CONTENTS

                                                                         PAGE

RECITALS      ............................................................  1

ARTICLE I     THE MERGER..................................................  2

              1.01    The Merger..........................................  2
              1.02    Conversion of Shares................................  2
              1.03    Exchange of Certificates............................  3
              1.04    Dissenting Shares...................................  4
              1.05    Fractional Shares...................................  4
              1.06    Viking Options......................................  5
              1.07    No Registration of Giga-tronics Common Stock........  5

ARTICLE II    THE SURVIVING CORPORATION...................................  6

              2.01    Articles of Incorporation...........................  6
              2.02    Bylaws..............................................  6
              2.03    Directors and Officers..............................  6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF VIKING............  6

              3.01    Corporate Existence and Power.......................  6
              3.02    Corporate Authorization.............................  6
              3.03    Governmental Authorization..........................  7
              3.04    Non-Contravention...................................  7
              3.05    Capitalization......................................  8
              3.06    Subsidiaries and Investments........................  8
              3.07    Financial Statements................................  8
              3.08    Absence of Changes or Events........................  8
              3.09    No Undisclosed Liabilities.......................... 10
              3.10    Litigation.......................................... 11
              3.11    Taxes............................................... 11
              3.12    Insurance........................................... 12
              3.13    Employee Benefit Plans; ERISA....................... 12
              3.14    Material Agreements................................. 12
              3.15    Real Property; Leases............................... 13
              3.16    Title to Assets..................................... 13
              3.17    Environmental Matters............................... 14
              3.18    Intellectual Property............................... 15
              3.19    No Guaranties....................................... 15

                                       i.

                                                                        PAGE

              3.20    Absence of Certain Business Practices.............. 15
              3.21    Compliance with Laws and Other Instruments......... 15
              3.22    Disclosure Documents............................... 16
              3.23    Tax Matters........................................ 16
              3.24    Accounting Matters................................. 16
              3.25    Restrictions on Business Activities................ 16
              3.26    Interested Party Transactions...................... 16

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF
                      GIGA-TRONICS....................................... 17

              4.01    Corporate Existence and Power...................... 17
              4.02    Corporate Authorization............................ 17
              4.03    Governmental Authorization......................... 17
              4.04    Non-Contravention.................................. 18
              4.05    Capitalization of Giga-tronics..................... 18
              4.06    Capitalization of Merger Sub; Subsidiaries......... 19
              4.07    SEC Filings........................................ 19
              4.08    Financial Statements............................... 20
              4.09    Disclosure Documents............................... 20
              4.10    Absence of Certain Changes......................... 20
              4.11    Litigation......................................... 21
              4.12    Advisor's Fees..................................... 21

ARTICLE V     COVENANTS OF VIKING........................................ 22

              5.01    Conduct of Viking.................................. 22
              5.02    Shareholders' Meeting; Proxy Material.............. 23
              5.03    Access to Financial and Operation Information...... 23
              5.04    Other Offers....................................... 23
              5.05    Maintenance of Business............................ 24
              5.06    Compliance with Obligations........................ 24
              5.07    Notices of Certain Events.......................... 24
              5.08    Confidentiality.................................... 25
              5.09    Compliance with the Securities Act................. 25

ARTICLE VI            COVENANTS OF GIGA-TRONICS AND MERGER SUB........... 25

              6.01    Conduct of Giga-tronics............................ 25
              6.02    Compliance with Securities Laws.................... 26
              6.03    Maintenance of Business............................ 26
              6.04    Compliance with Obligations........................ 26

                                       ii.

                                                                            PAGE

            6.05    Notices of Certain Events................................ 27
            6.06    Confidentiality.......................................... 27
            6.07    Obligations of Merger Sub................................ 27
            6.08    Compliance with the Securities Act....................... 27

ARTICLE VII         OTHER COVENANTS OF THE PARTIES........................... 28

            7.01    Advice of Changes........................................ 28
            7.02    Regulatory Approvals..................................... 28
            7.03    Actions Contrary to Stated Intent........................ 28
            7.04    Certain Filings.......................................... 28
            7.05    Communications........................................... 29
            7.06    Satisfaction of Conditions Precedent..................... 29

ARTICLE VIII        CONDITIONS TO THE MERGER................................. 29

            8.01    Conditions to Obligations of Giga-tronics and Merger Sub. 29
            8.02    Conditions to Obligations of Viking...................... 30
            8.03    Conditions to Obligations of Each Party.................. 31

ARTICLE IX          TERMINATION OF AGREEMENT................................. 32

            9.01    Termination.............................................. 32
            9.02    Effect of Termination.................................... 33

ARTICLE X   MISCELLANEOUS.................................................... 33

            10.01   Further Assurances....................................... 33
            10.02   Fees and Expenses........................................ 33
            10.03   Nonsurvival of Representations and Warranties............ 33
            10.04   Notices.................................................. 33
            10.05   Governing Laws........................................... 34
            10.06   Binding upon Successors and Assigns; Assignment.......... 35
            10.07   Severability............................................. 35
            10.08   Entire Agreement......................................... 35
            10.09   Other Remedies........................................... 35
            10.10   Amendment and Waivers.................................... 35
            10.11   No Waiver................................................ 35
            10.12   Construction of Agreement; Knowledge..................... 35
            10.13   Counterparts............................................. 36



                                      iii.

GLOSSARY      ...............................................................37

SCHEDULES

              Viking Disclosure Schedule
              Giga-tronics Disclosure Schedule


EXHIBITS

              Exhibit 1.01          Form of Agreement of Merger
              Exhibit 5.09          Form of Viking Affiliates Agreement
              Exhibit 6.08          Form of Giga-tronics Affiliates Agreement
















                                       iv.

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 6th day of June, 1997, by and among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), GTV Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and Viking Semiconductor Equipment, Inc., a California corporation ("Viking").


                                    RECITALS

         A. The Boards of Directors of Giga-tronics, Merger Sub and Viking have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge (the "Merger") with and into Viking, (ii) each share of common stock, no par value, of Viking ("Viking Common Stock") and any other shares of Viking stock which shall have previously been converted into Viking Common Stock (except for shares of Viking stock as to which dissenters' rights, if available, shall have been perfected) shall be converted into the right to receive a fraction of a share of common stock, no par value, of Giga-tronics ("Giga-tronics Common Stock"), in the manner and amount herein described, and (iii) the capital stock of Merger Sub shall be converted into shares of Viking Common Stock, all upon the terms and subject to the conditions set forth herein.

         B. The Board of Directors of Viking has approved, and has resolved to recommend that the shareholders of Viking approve, the Merger and this Agreement.

         C. The respective Boards of Directors of Giga-tronics and Merger Sub have approved the Merger and this Agreement. Giga-tronics, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.

         D. The parties intend for the transactions contemplated by this Agreement to qualify as a tax-free reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests transaction.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:



                                       1.

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01         THE MERGER.

         (a) Subject to the terms and conditions hereof, and in accordance with the General Corporation Law of California, Merger Sub will be merged with and into Viking (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII hereof. Following the Merger, Viking shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

         (b) Concurrent with the Closing (as defined in subsection (d) below), Giga-tronics, and Viking and Merger Sub shall file an agreement of merger in the form attached hereto as Exhibit 1.01 (the "Agreement of Merger") in the Office of the Secretary of State of the State of California in accordance with California Law. The Merger shall become effective at such time as the Agreement of Merger is duly filed in the Office of the Secretary of State of the State of California (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time").

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Viking and Merger Sub, all as provided under California Law.

         (d) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 27, 1997 at the offices of Brobeck Phleger & Harrison LLP, One Market Plaza, San Francisco, CA 94105, or at such other date and place as Giga-tronics and Viking may agree. The date of the Closing determined pursuant to this Section 1.01(d) is referred to as the "Closing Date."

         SECTION 1.02 CONVERSION OF SHARES.

                  (a) At the Effective Time:

                           (i) Subject to Section 1.05 hereof, at the Effective
                  Time each issued and outstanding share of Viking Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Viking Shares (as defined in Section
                  1.04 hereof))(the "Viking Shares") shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive the number of shares of Giga-tronics Common Stock as is determined pursuant to this Section 1.02. A maximum total of 420,000 shares of Giga-tronics Common Stock (the "Merger Consideration") will be issued in the Merger, including shares that would have been issued to holders of Dissenting Viking Shares and fractional shares that would have been issuable but for Section 1.05 below.





                                       2.

                           (ii) The Agreement of Merger to be filed shall
                  contain the final exchange ratio (the "Exchange Ratio") for Viking Shares into Giga-tronics Common Stock and shall be equal to 420,000 divided by the fully diluted number of Viking Shares outstanding at the Effective Time (the "Viking Outstanding Equivalent Number"). The Viking Outstanding Equivalent Number shall be equal to the sum of (1) the number of Viking Shares outstanding at the Effective time; plus (2) the total number of Viking Shares which would be issuable on the exercise of any Viking warrants or options or other securities convertible into, or exercisable for, Viking Shares (collectively "Viking Options"). All Viking Shares shall be exchangeable into Giga-tronics Common Stock at the same Exchange Ratio.


                  (b) If between the date of this Agreement and the Effective Time, the number of outstanding Viking Shares or shares of Giga-tronics Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Exchange Ratio shall be correspondingly adjusted.


         SECTION 1.03 EXCHANGE OF CERTIFICATES.

                  (a) Giga-tronics (or such third party as Giga-tronics shall appoint) shall act as Exchange Agent (the "Exchange Agent") for delivery of the Merger Consideration to the Viking shareholders and, if applicable, the cash to which holders of Viking shares shall be entitled pursuant to Section 1.05 hereof.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Giga-tronics or Merger Sub or any other subsidiary of Giga-tronics) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Viking Shares (individually a "Certificate" and collectively the "Certificates"), a letter of transmittal for return to the Exchange Agent which shall specify that delivery shall be effected, and risk of loss and the title to the Certificates shall pass, only upon receipt of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with and in accordance with such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 1.02(a) hereof. Upon such surrender the Exchange Agent shall promptly deliver such Merger Consideration.

                  (c) Until surrendered, each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration into which Viking Shares formerly represented thereby shall have been converted pursuant to Section 1.02(a) hereof. No dividends or other distribution declared after the Effective Time with respect to Giga-tronics Common Stock shall be paid to the holders of any unsurrendered Certificate until the holder thereof surrenders such Certificate.







                                       3.

                  (d) After the Effective Time there shall be no transfers on the stock transfer books of either Viking (the stock transfer books of which shall be closed) or the Surviving Corporation of Viking Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented for transfer to the Exchange Agent, together and in accordance with the letter of transmittal from the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration.

         SECTION 1.04 DISSENTING SHARES. Viking Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal shall have been properly made in accordance with Chapter 13 of the General Corporation Law of California ("Dissenting Viking Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Viking Shares pursuant to the law of the State of California. If a holder of Dissenting Viking Shares ("Dissenting Shareholder"), shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time of the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Viking Shares shall cease to be Dissenting Viking Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting Viking Shares would have been converted pursuant to Section 1.02(a) hereof. Viking shall give Giga-tronics prompt notice of any demand received by Viking from a holder of Dissenting Viking Shares for appraisal of Viking Shares, and Giga-tronics shall have the right to participate in all negotiations and proceedings with respect to such demand. Viking agrees that, except with the prior written consent of Giga-tronics, or as required under the General Corporation Law of California, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Shareholder who, pursuant to the provisions of Chapter 13 of the General Corporation Law of California, becomes entitled to payment of the value of shares of Viking stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). Any Merger Consideration which would have been issuable with respect to Dissenting Viking Shares shall be retained by Giga-tronics.

         SECTION 1.05 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no fractional shares of Giga-tronics Common Stock shall be issued in connection with the Merger. All shares of Giga-tronics Common Stock to which a holder of Viking Shares is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of Viking Shares who would otherwise have been entitled to receive a fraction of a share of Giga-tronics Common Stock upon surrender of Certificates for exchange pursuant to Section 1.03 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing sale price per share of Giga-tronics Common Stock on the last business day on which Giga-tronics Common Stock is traded on the NASD, prior to the Effective Time.


                                       4.

         SECTION 1.06 VIKING OPTIONS. Giga-tronics will not assume any Viking Options. At the Effective Time, any outstanding Viking Options shall be deemed exercised for such number of shares of Giga-tronics Common Stock as would be exchanged in the Merger for the Viking Shares which would have been issued had such Viking Options been exercised in full and such Viking Shares been outstanding immediately prior to the Effective Time, subject to the following provisions of this Section 1.06. Such deemed exercise of Viking Options shall be on a "net exercise" basis. The full number of shares issuable on exercise of such Viking Option (including such number of shares as are deemed surrendered in the net exercise) shall be added to the Viking Outstanding Equivalent Number as described in Section 1.02 above. The value of the Viking Shares issuable on the exercise of any Viking Option for purposes of determining the number of Viking Shares to be surrendered in the deemed net exercise shall be equal to the number of Viking Shares issuable on exercise of such Viking Option, multiplied by the Exchange Ratio, multiplied by the average closing price of a share of Giga-tronics Stock on such stock exchange as Giga-tronics Stock is then traded for the five (5) business days immediately preceding the Closing Date. Shares of Giga-tronics Common Stock which would otherwise be issuable in respect of the Viking Shares deemed surrendered upon such net exercise shall be retained by Giga-tronics.

         SECTION 1.07 NO REGISTRATION OF GIGA-TRONICS COMMON STOCK. The parties acknowledge and agree that the Giga-tronics Common Stock to be issued pursuant to the Merger will be issued pursuant to a transaction not involving a public offering and therefore will be characterized as "restricted securities" under federal securities laws. The parties further acknowledge and agree that pursuant to the Securities Act of 1933, as amended (the "Securities Act") the Giga-tronics Common Stock so issued may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the Certificates issued pursuant to the Merger will bear the following legend:

                  "These securities have not been registered under the Securities Act of 1993, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  Giga-tronics shall be under no obligation to effect a registration statement with respect to Giga-tronics Common Stock received in the Merger.









                                  5.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.01 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time to conform to the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time.

         SECTION 2.02 BYLAWS. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

         SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall become the initial directors of the Surviving Corporation, and the officers of Viking at the Effective Time shall become the initial officers of the Surviving Corporation.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VIKING

         Except as disclosed in a document referring specifically to this Agreement (the "Viking Disclosure Schedule") which is delivered by Viking to Giga-tronics no less than five days prior to the execution of this Agreement (which shall contain appropriate and reasonably detailed references to each representation and warranty to which any item there disclosed pertains), Viking represents and warrants to Giga-tronics as set forth below:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. Viking is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted. Viking is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Viking has delivered to Giga-tronics true and complete copies of Viking's Articles of Incorporation and Bylaws as currently in effect.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Viking of this Agreement, the Viking and Giga-tronics Affiliates Agreements (as defined in Sections 5.09 and 6.08 respectively, hereof) and the consummation by Viking of the transactions contemplated hereby and thereby are within Viking's corporate powers and have been duly authorized by all necessary corporate action, except for the approval by Viking's shareholders in connection with the consummation of the Merger. The Viking and Giga-tronics Affiliates








                                       6.

Agreement are collectively referred to herein as the "Viking Ancillary Agreements." This Agreement and the Viking Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of Viking, enforceable against Viking in accordance with their respective terms.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Viking of this Agreement, the Viking Ancillary Agreements and the Agreement of Merger and the consummation of the Merger by Viking require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                  (a) the filing of the Agreement of Merger in accordance with California Law;

                  (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

                  (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                  (d) compliance with any applicable foreign or state securities or "blue sky" laws; and

                  (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of Viking, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by Viking of this Agreement, the Viking Ancillary Agreements and the Certificate of Merger and the consummation by Viking of the transactions contemplated hereby and thereby do not and will not:

                  (a) contravene or conflict with the Articles of Incorporation or Bylaws of Viking;

                  (b) assuming compliance with the matters referred to in
Section 3.03 and assuming the requisite approval of Viking's shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Viking;

                  (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement,






                                       7.

contract or other instrument binding upon Viking or any license, franchise, permit or other similar authorization held by Viking; or

         (d) result in the creation or imposition of any Lien (as defined below) on any asset of Viking.

For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION. The authorized capital stock of Viking consists of 100,000 shares of Viking Common Stock. As of the date hereof, there are 27,313 shares of Viking Common Stock outstanding. All outstanding Viking Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Viking,
(ii) no securities of Viking convertible into or exchangeable for shares of capital stock or voting securities of Viking and (iii) no options or other rights to acquire from Viking, and no obligation of Viking to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Viking (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Viking Securities"). There are no outstanding obligations of Viking to repurchase, redeem or otherwise acquire any Viking Securities.

         SECTION 3.06 SUBSIDIARIES AND INVESTMENTS. Viking does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.07 FINANCIAL STATEMENTS. Viking has delivered to Purchaser copies (initialled by Viking's Secretary and identified with a reference to this Section of this Agreement) of financial statements (hereinafter collectively called the "Financial Statements"), all of which are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Viking as at their respective dates and the results of its operations for the periods covered thereby, as follows: balance sheets of Viking as at March 31, 1997 and May 31, 1996 and May 31, 1995 and the related statements of earnings for the years then ended. The balance sheet of Viking as at March 31, 1997 (the "Viking Balance Sheet Date") is referred to herein as the "Viking Balance Sheet."

Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.


                                       8.

         SECTION 3.08 ABSENCE OF CHANGES OR EVENTS. Since the Viking Balance Sheet Date Viking has conducted its business only in the ordinary course consistent with its prior practices and has not:

                  (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of Viking;

                  (b) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                  (c) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                  (d) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                  (e) sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                  (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of Viking;

                  (g) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers or with any governmental authorities or self-regulatory organizations;

                  (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;







                                       9.

                  (i) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of Viking;

                  (j) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                  (k) made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

                  (l) changed its banking or safe deposit arrangements;

                  (m) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to Viking or its property;

                  (n) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

                  (o) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse effect on Viking's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in Viking's revenues, costs, backlog or relations with its employees, agents, customers, or suppliers;

                  (p) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                  (q) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (p) above.

         SECTION 3.09 NO UNDISCLOSED LIABILITIES. There are no liabilities of Viking or any of its Subsidiaries, including contingent liabilities, of the type required to be reflected in financial statements (including the notes thereto) under generally accepted accounting principles that are material to Viking, other than:








                                       10.

                  (a) liabilities disclosed or provided for in the Viking Balance Sheet (including the notes thereto);

                  (b) liabilities incurred in the ordinary course of business consistent with past practice since the Viking Balance Sheet Date and which do not exceed $50,000 in the aggregate;

                  (c) liabilities incurred other than in the ordinary course of business and which do not exceed $25,000 in the aggregate; and

                  (d) liabilities under this Agreement.

         SECTION 3.10 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of Viking's knowledge, overtly threatened, against Viking or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Viking, including, without limitation, any claims for indemnification arising under any agreement to which Viking is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Viking or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Viking is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on Viking.

         SECTION  3.11 TAXES.

                  (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  (b) Except as described in Schedule 3.11 of the Viking Disclosure Schedule, (i) Viking has filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than (a) such filings, payments or other occurrences that would not have a Material Adverse Effect; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Viking after due inquiry, threatening to assert against Viking any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith; (iii) Viking has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income Tax; (iv) the accruals and reserves for Taxes reflected in the Viking Balance Sheet and the most recent quarterly financial statements are adequate to cover all Taxes








                                       11.

accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principals; (v) Viking has not made an election under Section 341(f) of the Code; (vi) Viking has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not have a Material Adverse Effect and (vii) there are no material liens for Taxes upon the assets of Viking, other than liens for Taxes that are being contested in good faith by appropriate proceedings.

                  (c) Viking is not party to or bound by, nor has any obligation under any Tax sharing, Tax indemnity or Tax allocation or similar agreement.

         SECTION 3.12 INSURANCE. Viking maintains the policies of fire, liability, use and occupancy and other forms of insurance covering its properties and businesses set forth in the Viking Disclosure Schedule. Such policies are in full force and effect.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS; ERISA. Schedule 3.13 of the Viking Disclosure Schedule lists (i) all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Viking (the "Plans") and (ii) all contracts and agreements relating to employment that provide for annual compensation in excess of $75,000 and all severance agreements, with any of the directors, officers or employees of Viking (other than, in each case, any such contract or agreement that is terminable by Viking at will without penalty or other adverse consequence) (the "Employment Contracts"). Giga-tronics has been furnished with a copy of each Plan, any summary plan descriptions, annual reports, actuarial reports, registration statements or other securities law filings and determination letters produced or filed with respect thereto, and each Employment Contract. Except as set forth in Section 3.13 of the Viking Disclosure Schedule: (i) none of the Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Plans promises or provides retiree medical or life insurance benefits to any person; (iii) each Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan; (iv) none of the Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code; (v) each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) no Plan is or has been covered by Title IV of ERISA or Section 412 of the Code; (vii) Viking has not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability; and (viii) Viking has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act.

         SECTION 3.14 MATERIAL AGREEMENTS.





                                       12.

                  (a) The Viking Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases and instruments to which Viking is a party or by which it or its properties or assets are bound which individually involve payments or receipts in excess of $50,000, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of Viking, whether written or oral (each a "Material Viking Agreement").

                  (b) Neither Viking nor, to the knowledge of Viking, any other party is in default under any Material Viking Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material Viking Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of Viking.

                  (c) Each Material Viking Agreement is in full force and effect and is valid and legally binding, there are, to the knowledge of Viking, no unresolved disputes involving or with respect to any Material Viking Agreement, and no party to a Material Viking Agreement has advised Viking that it intends either to terminate a Material Viking Agreement or to refuse to renew a Material Viking Agreement upon the expiration of the term thereof.

                  (d) Viking is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or any material term of its Bylaws.

SECTION 3.15      REAL PROPERTY; LEASES.

                  (a) The Viking Disclosure Schedule includes a correct and complete list of all items of real property, including leased property, and any material buildings, structures and improvements located thereon or therein, which are owned or leased by Viking.

                  (b) To Viking's knowledge, with respect to any real property of Viking, including any leased property, and any material buildings, structures and improvements located thereon or therein, such buildings, fixtures and improvements, and the present use thereof, are not the subject of any official complaint or notice of violation of any applicable zoning ordinance, building code or environmental laws, and such premises are not affected or threatened by any condemnation or eminent domain proceeding.

                  (c) All leases of real property and all material leases of personal property by Viking are in full force and effect and, to Viking's knowledge, there exists no default on the part of Viking which would interfere with the use made and proposed to be made of such real and personal property, and, except for leases of personal property terminated in the ordinary course of business, upon consummation of the Merger, will continue to entitle Viking to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.







                                       13.

         SECTION 3.16 TITLE TO ASSETS. Viking has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business). None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, except (i) mortgages or security interests shown on the Balance Sheet as securing specific liabilities or obligations or (ii) those imperfections of title and encumbrances, if any, which, individually or in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, (B) do not interfere with either the present and continued use of such property or the conduct of Viking's normal operations and (C) have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by Viking are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of Viking and are directly related to the business of Viking.

         SECTION 3.17 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following United States federal statutes and their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) asbestos;
(F) any other pollutant or contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any United States or foreign, federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                  (b) Except as would not have a Material Adverse Effect: (i) Viking has not violated and is not in violation of any Environmental law; (ii) there has been no contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties owned or leased by Viking (including, without limitation, soils and surface and ground waters); (iii) Viking is not liable for any off-site contamination; (iv) Viking is not liable under any Environmental Law;
(v) Viking has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) Viking has been and is in compliance with its Environmental Permits; and





                                       14.

(vii) there are no pending, or, to the best knowledge of Viking after due inquiry, threatened claims against Viking relating to any Environmental Law or Hazardous Substance.

         SECTION 3.18 INTELLECTUAL PROPERTY. No claim is pending or, to the knowledge of Viking, threatened to the effect that the present or past operations of Viking infringes upon or conflicts with the rights of others with respect to any intellectual property (including, without limitation, licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit Viking to conduct its business as now operated (the "Viking Intellectual Property"), except as disclosed in the Viking Disclosure Schedule, no claim is pending or, to the best knowledge of Viking, threatened to the effect that any of the Viking Intellectual Property is invalid or unenforceable. Viking has provided Giga-tronics with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks of Viking and each of its subsidiaries. Except as set forth in the Viking Disclosure Schedule, no contract, agreement or understanding between Viking or any of its subsidiaries and any other party exists which would impede or prevent the continued use by Viking and its subsidiaries of the entire right, title and interest of Viking and its subsidiaries in and to the Viking Intellectual Property.

         SECTION 3.19 NO GUARANTIES. None of the obligations or liabilities of Viking is guaranteed by, or subject to a similar contingent liability of, any other person, firm or corporation, nor has Viking guaranteed, or otherwise become contingently liable for, the obligations or liabilities of any other person, firm or corporation.

         SECTION 3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Viking nor any officer, employee or agent of Viking, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Viking (or assist Viking in connection with any actual or proposed transaction) which (a) might subject Viking to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the assets, business or operations of Viking as reflected in the Financial Statements or (c) if not continued in the future, might adversely affect Viking's assets, business, operations or prospects or which might subject Viking to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.21 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Viking had complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Viking's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law,





                                       15.

ordinance, rule or regulation, or any order, judgment or decree to which Viking is a party or by which it may be bound or affected. Neither Viking nor any Shareholder is aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

         SECTION 3.22 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Viking for inclusion in the information materials relating to the solicitation of the approval of Viking's shareholders of the Merger (the "Information Materials") at the time of mailing of the Information Materials to shareholders of Viking, and at the time of the meeting of Viking shareholders to be held in connection with the Merger or action by written consent of shareholders approving the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 3.23 TAX MATTERS. Neither Viking nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being effected as a pooling of interests or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither Viking nor any of its affiliates or agents is aware of any agreement, plan or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code and to their best knowledge after due inquiry, the Merger will so qualify.

         SECTION 3.24 ACCOUNTING MATTERS. Schedule 3.24 of the Viking Disclosure Schedule sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of Viking under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment. Prior to the date hereof, Viking has advised such persons of the resale restrictions imposed by applicable securities laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment.

         SECTION 3.25 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction order or decree to which Viking is a party or otherwise binding upon Viking which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Viking, any acquisition of property by Viking or the conduct of business by Viking. Without limiting the foregoing, Viking has not entered into any agreement under which Viking is restricted from selling, licensing or otherwise distributing any of its products.

         SECTION 3.26 INTERESTED PARTY TRANSACTIONS. No officer, director or stockholder of Viking (nor any ancestor, sibling, descendant or spouse of any such person, or any trust, partnership or corporation in which any of such persons has or has had an interest) has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Viking furnishes or sells or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from, or sells or furnishes to, Viking any goods





                                       16.

or services; provided that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 3.26.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GIGA-TRONICS

         Except as disclosed in a document referring specifically to this Agreement (the "Giga-tronics Disclosure Schedule) which is delivered by Giga-tronics to Viking concurrently with the execution of this Agreement or as disclosed in public filings made by Giga-tronics with the SEC prior to the date hereof, Giga-tronics represents and warrants to Viking as set forth below:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Giga-tronics and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of California. Each of Giga-tronics and Merger Sub has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted. Giga-tronics is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Giga-tronics has delivered to Viking true and complete copies of Giga-tronics's Articles of Incorporation and Bylaws and Merger Sub's Articles of Incorporation and Bylaws, each as currently in effect.

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement, the Viking and the Giga-tronics Affiliates Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Giga-tronics and Merger Sub and have been duly authorized by all necessary corporate action. The Viking and Giga-tronics Affiliates Agreements are collectively referred to herein as the "Giga-tronics Ancillary Agreements." This Agreement and the Giga-tronics Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of Giga-tronics and Merger Sub, enforceable in each case against each in accordance with their respective terms.

         SECTION 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation of the Merger by Giga-tronics and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                  (a) the filing of an agreement of merger in accordance with California Law;

                  (b) compliance with any applicable requirements of the HSR
Act;








                                       17.

                  (c) compliance with any applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder;

                  (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                  (e) compliance with any applicable foreign or state securities or "blue sky" laws; and

                  (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of Viking, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

                  (a) contravene or conflict with the respective Articles of Incorporation or Bylaws of Giga-tronics or Merger Sub;

                  (b) assuming compliance with the matters referred to in
Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Giga-tronics, Merger Sub or any Subsidiary of Giga-tronics;

                  (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement, contract or other instrument binding upon Giga-tronics or Merger Sub or any such Subsidiary or any material license, franchise, permit or other similar authorization held by Giga-tronics, Merger Sub or any such Subsidiary; or


                  (d) result in the creation or imposition of any Lien on any asset of Giga- tronics, Merger Sub or any Subsidiary of Giga-tronics.

SECTION 4.05      CAPITALIZATION OF GIGA-TRONICS.

                  (a) The authorized capital stock of Giga-tronics consists of 40,000,000 shares of Giga-tronics Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, there were outstanding:

                           (i) 3,379,199 shares of Giga-tronics Common Stock;
                  and






                                       18.

                           (ii) employee and director stock options to purchase
                  an aggregate of 262,500 shares of Giga-tronics Common Stock.

Giga-tronics has authorized the issuance of employee rights to purchase 400,000 shares of Giga-tronics Common Stock under Giga-tronics' 1990 Restated Stock Option Plan. In addition, Giga-tronics has authorized the issuance of up to 130,000 shares of Giga-tronics Common Stock under Giga-tronics' Employee Stock Purchase Plan, which is subject to approval of the shareholders of Giga-tronics at the next annual meeting of Giga-tronics, and pursuant to which no shares have yet been issued. All outstanding shares of Giga-tronics Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Giga-tronics, (ii) no securities of Giga-tronics convertible into or exchangeable for shares of capital stock or voting securities of Giga-tronics and (iii) no options or other rights to acquire from Giga-tronics, and no obligation of Giga-tronics to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Giga-tronics (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Giga-tronics Securities"). There are no outstanding obligations of Giga-tronics or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Giga-tronics Securities. No holder of Giga-tronics Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Giga-tronics under the Securities Act.


                  (b) All shares of Giga-tronics Common Stock issued in the Merger shall, upon issuance, be fully paid, validly issued and nonassessable. Giga-tronics has reserved sufficient shares of Giga-tronics Common Stock for issuance in the Merger based on the number of Viking Shares outstanding on the date hereof.

         SECTION 4.06 CAPITALIZATION OF MERGER SUB; SUBSIDIARIES. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are outstanding. All the issued and outstanding capital stock of Merger Sub is owned by Giga-tronics. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement. Giga-tronics does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity other than Merger Sub.

         SECTION 4.07 SEC FILINGS.

                  (a) Giga-tronics has since March 27, 1993 filed all proxy statements, schedules and reports required to be filed by it with the SEC pursuant to the Exchange Act.

                  (b) Giga-tronics has delivered to Viking:







                                       19.

                           (i) its annual reports on Form 10-K for its
                  fiscal years ended March 26, 1994, March 25, 1995, and March 30, 1996;

                           (ii) its quarterly report on Form 10-Q for its
                  fiscal quarter ending June 29, September 28 and December 28, 1996;

                           (iii) its proxy or information statements relating
                  to meetings of, or actions taken without a meeting by, the shareholders of Giga-tronics held since March 26, 1994; and

                           (iv) all of its other reports, statements,
                  schedules and registration statements filed with the SEC since March 26, 1994.

                  (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (d) No such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.08 FINANCIAL STATEMENTS. The audited financial statements Giga-tronics included in its annual reports on Form 10-K and the unaudited financial statements of Giga-tronics included in its quarterly reports on Form 10-Q referred to in Section 4.07 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Giga-tronics as of the dates thereof and its results of operations, shareholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "Giga-tronics Balance Sheet" means the balance sheet of Giga-tronics as of December 28, 1996, and the notes thereto, contained in Giga-tronics's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "Giga-tronics Balance Sheet Date" means December 28, 1996.

         SECTION 4.09 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Giga-tronics or Merger Sub for inclusion in the Information Materials will, at the time of mailing of the Information Materials to shareholders of Viking and at the time of any meeting of such shareholders to be held in connection with the Merger or solicitation of written consent approving the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                       20.

         SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Since the Giga-tronics Balance Sheet Date Giga-tronics and its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

                  (a) any Material Adverse Change with respect to Giga-tronics;


                  (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Giga-tronics;

                  (c) any repurchase, redemption or other acquisition by Giga-tronics or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Giga-tronics or any such Subsidiary;

                  (d) any amendment of any material term of any outstanding Giga-tronics Securities or any Giga-tronics Subsidiary Securities;

                  (e) any damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the business, assets, liabilities, earnings or prospects of Giga-tronics or any of its Subsidiaries;

                  (f) any new (or amendment to or alteration of any existing) bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Giga-tronics which would result in a material increase in cost to Giga-tronics;

                  (g) the entering into of any agreement by Giga-tronics or any person on behalf of Giga-tronics to take any of the foregoing actions.

         SECTION 4.11 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of Giga-tronics's knowledge, overtly threatened, against Giga-tronics or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Giga-tronics, including, without limitation, any claims for indemnification arising under any agreement to which Giga-tronics is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Giga-tronics or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Giga-tronics is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on Giga-tronics.






                                       21.

         SECTION 4.12 ADVISOR'S FEES. Except for an investment banking firm which may be selected by Giga-tronics (the "Giga-tronics Financial Advisor") following the date hereof to render a fairness opinion in connection with the transactions contemplated by the terms of this Agreement, whose fees will be disclosed in writing to Viking and whose fees will be paid by Giga-tronics, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Giga-tronics or any of its Subsidiaries who is entitled to any fee or commission from Giga-tronics or any of its affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                               COVENANTS OF VIKING

         Viking agrees that:

         SECTION 5.01 CONDUCT OF VIKING. From the date hereof until the Effective Time, Viking shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Viking to Giga-tronics in writing, without the prior written consent of Giga-tronics:

                  (a) Viking will not adopt or propose any change in its Articles of Incorporation or Bylaws;

                  (b) Viking will not enter into or amend any employment agreements, oral or written or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of March 31, 1997, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business which are not in the aggregate material to Viking, or (B) pursuant to plans disclosed in Viking Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written);

                  (c) Viking will not issue any Viking Securities;

                  (d) Viking will not pay any dividend or make any other distribution to holders of its capital stock nor will Viking redeem or otherwise acquire any Viking Securities;

                  (e) Viking will not, directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business;









                                       22.

                  (f) Viking will not incur any additional indebtedness for borrowed money in excess of $50,000 in the aggregate, except pursuant to existing arrangements which have been disclosed to Giga-tronics prior to the date hereof;

                  (g) Viking will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

                  (h) Viking will not, except in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any Viking intellectual property rights; and

                  (i) Viking will not agree or commit to do any of the foregoing.

         SECTION 5.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. Viking shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable or shall seek the written consent of its shareholders following the approval by Giga-tronics of the Information Materials to be distributed to the Viking shareholders for the purpose of voting on (or in the case of a written consent, consenting to) the approval and adoption of this Agreement and the Merger. The Board of Directors of Viking shall, subject to their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by Viking's shareholders. In connection with such meeting or seeking of written consent, Viking:

                  (a) will use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; and

                  (b) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03 ACCESS TO FINANCIAL AND OPERATION INFORMATION. From the date hereof until the Effective Time, Viking will give Giga-tronics, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Viking, will furnish to Giga-tronics, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct Viking's employees, counsel and financial advisors to cooperate with Giga-tronics in its investigation of the business of Viking and in the planning for the combination of the businesses of Viking and Giga-tronics following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Viking to Giga-tronics hereunder. In addition, Viking will cooperate in arranging joint meetings among representatives of Viking and Giga-tronics and persons with whom Viking maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Controller of Viking or such person as may be designated by him. All information obtained pursuant to this Section 5.03 shall be governed by







                                       23.

any confidentiality agreements currently in effect between Giga-tronics and Viking as well as the terms of Section 5.08 of this Agreement.

         SECTION 5.04 OTHER OFFERS. From the date hereof until the earlier of the Effective Date or the termination of this Agreement in accordance with the terms hereof, Viking and the officers, directors, employees or other agents of Viking will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); or (ii) engage in negotiations with, or disclose any nonpublic information relating to Viking or afford access to the properties, books or records of Viking to, any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. Until this Agreement shall be terminated in accordance with the terms hereof, Viking will not enter into any agreement to merge or consolidate with, or sell a substantial portion of its assets to, any person or entity. Viking will promptly notify Giga-tronics after receipt of any Acquisition Proposal or any request for nonpublic information relating to Viking in connection with an Acquisition Proposal or for access to the properties, books or records of Viking by any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" shall mean (i) any merger, consolidation, tender offer or other similar transaction or related transactions pursuant to which the holders of the voting securities of Viking prior to the transaction hold following the consummation of such transaction less than 80% of the voting securities of the surviving entity,
(ii) a sale of a material portion of the assets of Viking, or (iii) any equity or convertible debt transaction or related transactions in which any person or group of affiliated persons other than current security holders of Viking acquire securities of Viking representing more than 20% of the aggregate voting power of Viking's outstanding securities, other than in each case the transactions contemplated by this Agreement. For purposes of the foregoing definition, one person shall be deemed to be affiliated with a second person if such first person controls, is controlled by or is under common control with the second person, and control, for purposes hereof, shall be deemed to exist only in the event there exists ownership of or the right to vote, in either case directly or indirectly, securities representing more than 50% of the aggregate voting power of an entity's outstanding securities.

         SECTION 5.05 MAINTENANCE OF BUSINESS. Viking will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Viking becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the Giga-tronics in writing.

         SECTION 5.06 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, Viking shall comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its Articles of Incorporation and Bylaws, by which






                                       24.

it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Viking and its properties or assets.

         SECTION 5.07 NOTICES OF CERTAIN EVENTS. Viking shall, upon obtaining knowledge of any of the following, promptly notify Giga-tronics of:

                  (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

                  (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Viking which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.10 or 3.20 or which relate to the consummation of the Merger.

         SECTION 5.08 CONFIDENTIALITY. Viking agrees that for a period of three years following any termination of this Agreement Viking shall not (a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of Giga-tronics whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of Giga-tronics excepting only use of (i) information in the public domain at the time of disclosure to Viking (ii) information subsequently coming into the public domain by means other than disclosure by Viking or any of its agents (iii) information Viking can establish and document was in its possession or was known to it prior to its disclosure to Viking by Giga-tronics; (iv) information disclosed to Viking by a third party not in violation of any obligation of confidentiality or nondisclosure known to Viking or of which Viking should reasonably have known; or (v) information which was independently developed by Viking or which is generally known in Viking's industry.

         SECTION 5.09 COMPLIANCE WITH THE SECURITIES ACT. Viking shall prior to 15 days after signing but in any event prior to mailing of the Information Materials cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Viking to deliver to Giga-tronics an Affiliates Agreement in substantially the form attached hereto as Exhibit 5.09 (an "Viking Affiliates Agreement").








                                       25.

                                   ARTICLE VI

                    COVENANTS OF GIGA-TRONICS AND MERGER SUB

         Giga-tronics and Merger Sub agree that:

         SECTION 6.01 CONDUCT OF GIGA-TRONICS. From the date hereof until the Effective Time, Giga-tronics and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Giga-tronics to Viking in writing, without the prior written consent of Viking:

                  (a) Giga-tronics will not adopt or propose any changes in its Certificate of Incorporation or Bylaws (other than those contemplated by the Giga-tronics Reincorporation);

                  (b) Giga-tronics will not pay any dividend or make any other distribution to holders of its capital stock nor will Giga-tronics or any of its Subsidiaries redeem or otherwise acquire any Giga-tronics Securities;


                  (c) Giga-tronics shall take no extraordinary actions affecting its capital structure (e.g., declaration of stock dividends or stock splits);

                  (d) Giga-tronics will not except, in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any Giga-tronics intellectual property rights or any intellectual property rights of any of its Subsidiaries; and

                  (e) Giga-tronics will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02 COMPLIANCE WITH SECURITIES LAWS. Giga-tronics shall take any action required to be taken under foreign or state securities or "blue sky" laws in connection with the issuance of Giga-tronics Common Stock in the Merger.

         SECTION 6.03 MAINTENANCE OF BUSINESS. Giga-tronics will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and other persons having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Giga-tronics becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of Viking in writing.







                                       26.

         SECTION 6.04 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, Giga-tronics and its Subsidiaries shall each comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective certificate or articles of incorporation and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Giga-tronics and its Subsidiaries and their respective properties or assets.

         SECTION 6.05 NOTICES OF CERTAIN EVENTS. Giga-tronics shall, upon obtaining knowledge of any of the following, promptly notify Viking of:

                  (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

                  (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Giga-tronics or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the Merger.

         SECTION 6.06 CONFIDENTIALITY. Giga-tronics agrees that for a period of three years following any termination of this Agreement Giga-tronics shall not
(a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of Viking, whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of Viking excepting only use of (i) information in the public domain at the time of disclosure to Giga-tronics (ii) information subsequently coming into the public domain by means other than disclosure by Giga-tronics or any of its agents (iii) information Giga-tronics can establish and document was in its possession or was known to it prior to its disclosure to Giga-tronics by Viking; (iv) information disclosed to Giga-tronics by a third party not in violation of any obligation of confidentiality or nondisclosure known to Giga-tronics or of which Giga-tronics should reasonably have known; or (v) information which was independently developed by Giga-tronics or which is generally known in Viking's industry.

         SECTION 6.07 OBLIGATIONS OF MERGER SUB. Giga-tronics will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any Person other than Giga-tronics or a wholly owned Subsidiary of Giga-tronics. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.






                                       27.

         SECTION 6.08 COMPLIANCE WITH THE SECURITIES ACT. Giga-tronics shall use its best efforts to cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Giga-tronics to enter on or prior to the Effective Date an Affiliates Agreement in substantially the form attached hereto as Exhibit 6.08 (a "Giga-tronics Affiliates Agreement").


                                   ARTICLE VII

                         OTHER COVENANTS OF THE PARTIES

         The Parties agree that:

         SECTION 7.01 ADVICE OF CHANGES. Each party will promptly advise each other party in writing (i) of any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of any Material Adverse Change in the business condition of the party and its Subsidiaries, taken as a whole.

         SECTION 7.02 REGULATORY APPROVALS. Prior to the Effective Time, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.03 ACTIONS CONTRARY TO STATED INTENT. No party hereto shall, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 7.04 CERTAIN FILINGS. The Parties shall cooperate with one another:

                  (a) in connection with the preparation of the Information Materials;

                  (b) in connection with the preparation of any filing required by the HSR Act;

                  (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and






                                       28.

                  (d) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.05 COMMUNICATIONS. Between the date hereof and the Effective Time, no party will furnish any written communication to its shareholders or to the public generally if the subject matter thereof relates to the transactions contemplated by this Agreement without the prior approval of Viking and Giga-tronics as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any competent governmental authority.

         SECTION 7.06 SATISFACTION OF CONDITIONS PRECEDENT. The parties will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 CONDITIONS TO OBLIGATIONS OF GIGA-TRONICS AND MERGER SUB. The obligations of Giga-tronics and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Giga-tronics, but only in a writing signed by Giga-tronics):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Viking contained in Article III shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date) and Viking shall have provided Giga-tronics with a certificate executed by the President and the Chief Financial Officer of Viking, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.01(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Viking or (ii) are willful and intentional misrepresentations of a material matter that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the financial condition, business, liabilities (including contingent liabilities) or results of operations of such person or entity and its subsidiaries, taken as a whole; and "Material Adverse Change" shall






                                       29.

mean a change or a development involving a prospective change which would have a Material Adverse Effect.

                  (b) Covenants. Viking shall have performed and complied with all of its covenants contained in Articles V and VII in all material respects on or before the Effective Date, and Giga-tronics shall receive a certificate to such effect signed by Viking's President and Chief Financial Officer.

                  (c) No Material Adverse Change. There shall have been no Material Adverse Change in Viking since the Viking Balance Sheet Date.

                  (d) Affiliates Agreements. Giga-tronics shall have received from each person or entity who may be deemed pursuant to Section 5.09 to be an affiliate of Viking a duly executed Affiliates Agreement, and such Affiliates Agreements shall remain in full force and effect.

                  (e) Satisfactory Completion of Due Diligence Review. Giga-tronics shall have completed its due diligence review of the business, operations and financial condition of Viking by May 25, 1997 and such review shall not have revealed any facts or circumstances which in the reasonable judgment of Giga-tronics could have a Material Adverse Effect on Viking. If such due diligence review shall reveal facts or circumstances which in the reasonable judgement of Giga-tronics could have a Material Adverse Effect on Viking, Giga-tronics shall promptly notify Viking of its determination or shall be deemed to have waived compliance with this condition.

                  (f) Pooling of Interests Matters. In the sole discretion of Giga-tronics, the Merger shall qualify for accounting treatment as a pooling of interests in accordance with Accounting Principles Board Release No. 16. In determining whether the Merger so qualifies Giga-tronics may consider the impact on such qualification of Viking Shares which are voted against the Merger or which have abstained from voting with respect to the Merger.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF VIKING. Viking's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Viking, but only in a writing signed by Viking):

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Giga-tronics set forth in Article IV shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement) and Giga-tronics shall have provided Viking with a certificate executed by the President and the Chief Financial Officer of Giga-tronics, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-






                                      30.

satisfaction of this Section 8.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Giga-tronics or (ii) are willful and intentional misrepresentations that constitute common law fraud of a material matter.


                  (b) Covenants. Giga-tronics shall have performed and complied with all of its covenants contained in Articles VI and VII in all material respects on or before the Effective Date, and Viking shall receive a certificate to such effect signed by Giga-tronics's President and Chief Financial Officer.

                  (c) No Material Adverse Change. There shall have been no Material Adverse Change in Giga-tronics since the Giga-tronics Balance Sheet Date.

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Viking and Giga-tronics hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

                  (a) Shareholder Approval. Viking's shareholders shall have duly approved this Agreement, the Merger Agreement and the Merger, all in accordance with applicable laws and regulatory requirements.

                  (b) Tax-Free Reorganization. Each of Viking and Giga-tronics shall have received a written opinion from Brobeck, Phleger & Harrison LLP ("Brobeck") to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in form and substance. In preparing Viking and the Giga-tronics tax opinions, Brobeck may rely on (and to the extent reasonably required, the parties and Viking's shareholders shall make) reasonable representations related thereto.

                  (c) Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

                  (d) Consents. All written consents, assignments, waivers or authorizations ("Consents"), other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of Viking or Giga-tronics shall have been obtained, other than those Consents the failure of which to obtain would not have a Material Adverse Effect on Viking or Giga-tronics.

                  (e) Governmental Authorizations. There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may









                                       31.

reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Giga-tronics, Viking or the Surviving Corporation or would be reasonably likely to subject any of Giga-tronics, Merger Sub, Viking or any of their respective directors or officers to substantial penalties or criminal liability.

                  (f) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the shareholders of Viking or Giga-tronics:

                  (a) by mutual consent of the Boards of Directors of Giga-tronics, Merger Sub and Viking;

                  (b) by either Giga-tronics and Merger Sub or Viking, if the requisite approval of the shareholders of Viking shall not be obtained by August 1, 1997;

                  (c) by Giga-tronics, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of Viking shall have:

                           (i) withdrawn its recommendation of the Merger, or

                           (ii) recommended or approved any acceptance by shareholders of any Acquisition Proposal (other than an Acquisition Proposal made by Giga-tronics or an affiliate of Giga-tronics); or



                  (d) by either Giga-tronics and Merger Sub or Viking, respectively, (A) if there has been a breach of any representation and warranty such that Section 8.01(a) or 8.02(a), respectively, cannot be satisfied or (B) if there has been the willful breach on the part of Viking or Giga-tronics and Merger Sub, respectively, of any covenant or agreement contained in this Agreement such that Sections 8.01(b) or 8.02(b) cannot be satisfied, and in both case (A) and case (B) such breach has not been promptly cured after notice to the breaching party; or

                  (e) by Giga-tronics, if the conditions contained in Section 8.01(f) are not satisfied; or






                                       32.

                  (f) by Giga-tronics, if Viking shall have issued any Viking Securities between the date of this Agreement and the Closing Date without the prior consent of Giga-tronics; or

                  (g) by either Giga-tronics and Merger Sub or Viking, respectively, at any time after August 1, 1997, unless the delay is caused by the failure of the terminating party to fulfill its obligations hereunder.

         SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of either Giga-tronics, Merger Sub or Viking, except that each of the agreements contained or referred to in Sections 5.08, 6.06 and 11.02 shall survive the termination hereof; provided, however, that each party shall be entitled to any remedies at law or in equity in the event of a breach of this Agreement by the other party.


                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 10.02 FEES AND EXPENSES. Whether or not the Merger is consummated, each party shall pay all fees and expenses incurred by such party, including counsel fees and fees of accountants and investment bankers contracted by such party, and any other expenses specifically identifiable to such party in connection with the transactions contemplated hereby. Any other costs and expenses not specifically identified as applicable to either Viking or Giga-tronics shall be shared equally.

         SECTION 10.03 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, and in any instrument delivered pursuant hereto, shall be deemed to be conditions to the Merger and shall not survive the Merger.

         SECTION 10.04 NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):






                                       33.

                  (a) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                  (b) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

         Giga-tronics and Merger Sub:

                  Giga-tronics Incorporated
                  4650 Norris Canyon Road
                  San Ramon, CA 94583
                  Attention:  George H. Bruns, Jr.
                              Chief Executive Officer
                              Facsimile: (510) 328-4700

         With copy to:
                  Brobeck, Phleger & Harrison LLP
                  Spear Street Tower
                  One Market Plaza
                  San Francisco, CA  94105
                  Attention:  William L. Hudson, Esq.
                  Facsimile:  (415) 442-1010

         Viking:
                  Viking Semiconductor Equipment, Inc.
                  44249 Old Warm Springs Blvd.
                  Fremont, CA  94538
                  Attention:  Curt M. Berggren
                              President
                  Facsimile:  (510) 657-5969

         With copy to:
                  Thomas N. White, Jr.
                  Attorney at Law
                  3333 Bowers Avenue, Suite 130
                  Santa Clara, CA  95054
                  Facsimile:  (408) 983-1077


         Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.









                                       34.

         SECTION 10.05 GOVERNING LAWS. The laws of the State of California (irrespective of its choice of law principles) shall govern all issues concerning the Merger and all other issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 10.06 BINDING UPON SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other.

         SECTION 10.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 10.08 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement.

         SECTION 10.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 10.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. At any time before or after approval of this Agreement and the Merger by the shareholders of Viking and prior to the Effective Time, this Agreement may be amended or supplemented by Viking or Giga-tronics with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of Viking there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio without further approval by the shareholders of Viking, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         SECTION 10.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.







                                       35.

         SECTION 10.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, "knowledge" of any party shall mean the knowledge of the executive officers of such party after such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

         SECTION 10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GIGA-TRONICS INCORPORATED




                                        By:  /s/ Curt M. Berggren
                                           ---------------------------------
                                        Name: Curt M. Berggren
                                        Title: President



By:  /s/ George H. Bruns, Jr.
   ---------------------------------
Name: George H. Bruns, Jr.
Title: Chief Executive Officer



GTV ACQUISITION CORP.



By:  /s/ George H. Bruns, Jr.
   ---------------------------------
Name: George H. Bruns, Jr.
Title: President





VIKING SEMICONDUCTOR
EQUIPMENT, INC.






                                       36.

                                    GLOSSARY
                                    --------

                                                                 PAGE
Acquisition Proposal..............................................24
Agreement..........................................................1
Agreement of Merger................................................2
Brobeck...........................................................31
Certificate........................................................3
Certificates.......................................................3
Closing............................................................2
Closing Date.......................................................2
Code...............................................................1
Consents..........................................................31
Dissenting Shareholder.............................................4
Dissenting Viking Shares...........................................4
Effective Date.....................................................2
Effective Time.....................................................2
Employment Contracts  ............................................12
Environmental Laws    ............................................14
Environmental Permits ............................................14
ERISA.............................................................12
Exchange Act...................................................7, 17
Exchange Agent.....................................................3
Exchange Ratio.....................................................3
Financial Statements...............................................8
Giga-tronics.......................................................1
Giga-tronics Affiliates Agreement.................................28
Giga-tronics Ancillary Agreements.................................17
Giga-tronics Balance Sheet........................................20
Giga-tronics Balance Sheet Date...................................20
Giga-tronics Common Stock..........................................1
Giga-tronics Disclosure Schedule..................................17
Giga-tronics Financial Advisor....................................21
Giga-tronics Securities...........................................19
Giga-tronics Stock Option Plan....................................19
Governmental Authorizations........................................6
Hazardous Substances..............................................14
HSR Act............................................................7
IRS...............................................................12
Lien...............................................................8
Material Adverse Change...........................................30
Material Adverse Effect...........................................29
Material Viking Agreement.........................................13






                                       37.

                                                                 PAGE
Merger..........................................................1, 2
Merger Consideration...............................................2
Merger Sub.........................................................1
Plans.............................................................12
Proxy Statement...................................................16
Securities Act.....................................................5
Surviving Corporation..............................................2
Tax...............................................................11
Taxes.............................................................11
Viking.............................................................1
Viking Affiliates Agreement.......................................25
Viking Ancillary Agreements........................................6
Viking Balance Sheet...............................................8
Viking Balance Sheet Date..........................................8
Viking Common Stock................................................1
Viking Disclosure Schedule.........................................6
Viking Intellectual Property......................................15
Viking Options.....................................................3
Viking Outstanding Equivalent Number...............................3
Viking Securities..................................................8
Viking Shares......................................................2








                                       38.

                                  EXHIBIT 1.01

                              AGREEMENT OF MERGER


                 This Agreement of Merger, dated as of _______________, 199__ ("Merger Agreement"), is made and entered into by GTV Acquisition Corp., a California corporation ("GTV"), Viking Semiconductor Equipment, Inc., a California corporation ("Viking") (GTV and Viking being collectively referred to as the "Constituent Corporations") and Giga-tronics Incorporated, a California corporation ("Giga-tronics").

                                  WITNESSETH:

                 WHEREAS, the Constituent Corporations and Giga-tronics previously have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties and agreements in connection with the transactions contemplated; and

                 WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that GTV merge (the "Merger") with and into Viking.


                 NOW, THEREFORE, the Constituent Corporations and Giga-tronics hereby agree as follows:


                                   ARTICLE I.

                          The Constituent Corporations

                 1.01     (a)     Viking was incorporated under the laws of the
State of California on December 16, 1983.

                          (b)     Viking is authorized to issue an aggregate of
100,000 Common Shares (the "Viking Common Stock").

                          (c)     As of the date and time immediately prior to
the consummation of the Merger, there will be an aggregate of 27,313 shares of Viking Common Stock outstanding.

                 1.02     (a)     GTV was incorporated under the laws of the
State of California on April 7, 1997.

                          (b)     GTV is authorized to issue an aggregate of
1,000 shares of common stock ("GTV Common Stock").

                          (c)     As of the date and time immediately prior to
the consummation of the Merger, an aggregate of 1,000 shares of GTV Common Stock were outstanding and owned by Giga-tronics.


                                  ARTICLE II.

                                   The Merger

                 2.01     (a)     This Merger Agreement shall be submitted to
the shareholders of Viking and GTV. If adopted and approved by the shareholders of Viking and GTV and if all of the conditions precedent to the consummation of the Merger specified in the Agreement and Plan of Reorganization shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then, unless terminated as provided in the Agreement and Plan of Reorganization, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation Law, shall be filed with the Secretary of State of California. Upon such filing, the Merger shall become effective ("Effective Time of the Merger").

                          (b)     At the Effective Time of the Merger, GTV
shall be merged into Viking and the separate corporate existence of GTV shall thereupon cease. Viking shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of Viking, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

                 2.02     (a)     The Surviving Corporation shall succeed to
all of the rights, privileges, powers, immunities and franchises of GTV, all of the properties and assets of GTV and all of the debts, choices in action and other interests due or belonging to GTV and shall be subject to, and responsible for, all of the debts, liabilities and obligations of GTV with the effect set forth in the California General Corporation Law.

                          (b)     If, at any time after the Effective Time of
the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of GTV acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale,





                                       2.

assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Merger Agreement.


                                  ARTICLE III.

                           Articles of Incorporation

                 3.01 The Articles of Incorporation of Viking in effect immediately prior to the Effective Time of the Merger shall be amended and restated to read as attached at Exhibit 1.


                                  ARTICLE IV.

                     Manner And Basis Of Converting Shares
                        Of The Constituent Corporations

                 4.01     At the Effective Time of the Merger:

                          (a)     Each share of GTV Stock which is outstanding
immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into one share of Viking Common Stock.

                          (b)     Each share of Viking Common Stock (except for
shares, if any, which shall then or thereafter constitute "dissenting shares" within the meaning of Section 1300 of the California General Corporation Law and those shares of GTV Common Stock converted to shares of Viking Common Stock Pursuant to Section 4.01(a) above) which is outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into [______ FINAL NUMBER TO BE INSERTED AT CLOSING PURSUANT TO CALCULATION CONTAINED IN REORGANIZATION AGREEMENT] shares (the "Exchange Ratio") of Giga-tronics Common Stock.

                 4.02 Giga-tronics shall not be required to issue or deliver any fractional shares of Giga-tronics Common Stock or any Giga- tronics certificates representing fractional shares of Giga-tronics Common Stock in connection with any exchange of Viking certificates for Giga-tronics certificates; however, Giga-tronics shall pay to each person who would otherwise be entitled to receive an Giga-tronics certificate representing a fractional share of Giga-tronics Common Stock an amount in cash (rounded to the nearest whole cent) equal to such fraction multiplied by the closing sale price per share





                                       3.

of Giga-tronics Common Stock on the last business day on which the Giga-tronics Common Stock is traded on the NASDAQ National Market prior to the Effective Time.

                 4.03 Immediately after the Effective Time of the Merger and after surrender to Giga-tronics or such other party designated by Giga-tronics (the "Exchange Agent") of any certificate which prior to the Effective Time of the Merger shall have represented any shares of Viking Common Stock, Giga-tronics shall cause to be distributed to the person in whose name such certificate shall have been issued a certificate registered in the name of such person representing the whole shares of Giga-tronics Common Stock into which any shares previously represented by the surrendered certificate shall have been converted at the Effective Time of the Merger, along with the check representing the value of any fractional share as determined in Section 4.02 above. Until surrendered to the Exchange Agent, each certificate which immediately prior to the Effective Time of the Merger shall have represented any share of Viking Common Stock shall be deemed at and after the Effective Time of the Merger to represent only the right to receive upon surrender the certificate and payment contemplated above. Upon such surrender, there shall be paid to the person in whose name the certificate representing such shares of Giga-tronics Common Stock shall be issued and without interest any dividends which shall have become payable with respect to such shares of Giga-tronics Common Stock between the Effective Time of the Merger and the time of such surrender.


                                   ARTICLE V.

                                    General

                 5.01 This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                 5.02 Notwithstanding approval of this Merger Agreement by the shareholders of either of the Constituent Corporations, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

                 5.03 This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either of the Constituent Corporations, but, after any such approval, no amendment shall be made which would have a material adverse effect on the shareholders of either of the Constituent Corporations, or change any of the principal terms of the Merger Agreement, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.





                                       4.

Without limiting the foregoing, the parties hereto acknowledge and agree that any modification of the manner or basis of converting Viking Common Stock into Giga-tronics Common Stock shall require further approval of the Board of Directors (or appropriate committee thereof empowered to so act) of Giga-tronics and the shareholders of Viking.

                 IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.




                                     GTV ACQUISITION CORP.

                                     By ________________________________
                                        George H. Bruns, Jr.
                                        President


                                     By ________________________________
                                        Secretary


                                     VIKING SEMICONDUCTOR EQUIPMENT, INC.

                                     By ________________________________
                                        Curt M. Berggren
                                        President


                                     By ________________________________
                                        Curt M. Berggren
                                        Secretary


                                     GIGA-TRONICS INCORPORATED

                                     By ________________________________
                                        George H. Bruns, Jr.
                                        Chief Executive Officer


                                     By ________________________________
                                        Secretary







                                       5.

                                                                       Exhibit 1

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                      VIKING SEMICONDUCTOR EQUIPMENT, INC.


         ONE.    The name of the corporation is Viking Semiconductor Equipment,
Inc.

         TWO.    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE. The Corporation is authorized to issue One Thousand (1,000) shares of Common Stock of one class.

         FOUR.   The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         FIVE.   The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.





                                       6.

                                  EXHIBIT 5.09

                      FORM OF VIKING AFFILIATES AGREEMENT

                    THIS AFFILIATES AGREEMENT (the "Agreement") is entered into as of this __ day of _____, 1997 among GIGA-TRONICS, INC., a California corporation ("Giga-tronics"), the undersigned shareholder ("Shareholder") of VIKING SEMICONDUCTOR EQUIPMENT, INC., a California corporation ("Viking"), GTV ACQUISITION CORP., a California corporation and wholly owned subsidiary of Giga-tronics ("MERGER SUB") and Viking.

                    This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of June 6, 1997 (the "Reorganization Agreement") among Giga-tronics, Merger Sub, and Viking. The Reorganization Agreement provides for the merger (the "Merger") of Merger Sub with and into Viking in a transaction in which issued and outstanding shares of common stock, no par value, of Viking (the "Viking Stock") will be exchanged for shares of common stock, no par value of Giga-tronics (the "Giga-tronics Stock") on the terms and conditions set forth in the Reorganization Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Reorganization Agreement.

                    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:

                    1. TAX AND ACCOUNTING TREATMENT. Shareholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes and as a "pooling of interests" in accordance with generally accepted accounting principals and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Shareholder further understands and agrees that Shareholder may be deemed to be an "Affiliate" of Viking within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

                    2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of Viking maintain a meaningful continuing equity ownership interest in Giga-tronics after the Merger. Shareholder understands that the representations, warranties and covenants of the Shareholder set forth herein will be relied upon by Giga-tronics, Viking, and agrees that





                                       1.

their respective counsel and accounting firms and other stockholders of Viking shall be entitled to rely thereon.

                    3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Shareholder represents, warrants and covenants as follows:

                             (a) Shareholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Shareholder's obligations hereunder.

                             (b) Appendix A attached hereto sets forth all shares of Viking Stock owned by Shareholder, including all Viking Stock as to which Shareholder has sole or shared voting or investment power and all rights and options to acquire Viking Stock.

                             (c)     Shareholder will not sell, transfer,
         exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Giga-tronics being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 144 and 145(d) under the Securities Act, (ii) counsel representing Shareholder shall have advised Giga-tronics in a written opinion letter satisfactory to Giga-tronics and Giga-tronics's legal counsel, and upon which Giga-tronics and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Giga-tronics Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or
         (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Giga-tronics) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

                             (d) Notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Viking Stock or any rights, options or warrants to purchase Viking Stock, or any





                                       2.

         Restricted Securities or other securities of Giga-tronics (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as Giga-tronics has publicly released a report including the combined financial results of Giga-tronics and Viking for a period of at least 30 days of combined operations of Giga-tronics and Viking within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Giga-tronics agrees to publish such financial results expeditiously in a manner consistent with its prior practices; provided that nothing contained herein shall obligate Giga- tronics to publish its financial results other than on a quarterly basis.

                             (e) Shareholder has, and as of the Effective Time of the Merger will have, no plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of (any of the foregoing, a "Sale"), more than fifty percent (50%) of the shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Sale shall also be deemed to include a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership. Shareholder is not aware of, or participating in, any Plan on the part of Viking stockholders to engage in Sales of the shares of Giga-tronics Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Viking Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Viking Stock (i) with respect to which dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Giga-tronics Stock or (iii) with respect to which a pre- Merger Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Reorganization Agreement, shall be considered to be shares of Viking Stock that are exchanged for Giga-tronics Stock in the Merger and then disposed of pursuant to a Plan. If any of Shareholder's representations in this Section 3(e) ceases to be true at any time prior to the Effective Time of the Merger, Shareholder will deliver to each of Viking and Giga-tronics, prior to the Effective Time of the Merger, a written statement to that effect, signed by Shareholder.

                 4. RULE 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Shareholder to sell the Giga-tronics Stock held by and pursuant to Rule 144 under the Securities Act, Giga-tronics will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Shareholder to sell the Giga-tronics Stock held by it pursuant to the terms and conditions of Rule 144. Shareholder understands that, Giga-tronics is under no obligation to register the sale, transfer or other disposition of any





                                       3.

Restricted Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

                 5. NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                 A. if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                 B. if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

         Giga-tronics and Merger Sub:

                 Giga-tronics, Inc.
                 4650 Norris Canyon Road
                 San Ramon, CA 94583
                 Attention:       George H. Bruns, Jr.
                                  Chief Executive Officer
                 Facsimile:       (510) 328-4700

         With copy to:

                 Brobeck, Phleger & Harrison
                 Spear Street Tower
                 One Market Plaza
                 San Francisco, CA  94105
                 Attention:       William L. Hudson, Esq.
                 Facsimile:       (415) 442-1010

         Viking:

                 Viking Semiconductor Equipment, Inc.
                 44249 Old Warm Springs Blvd.
                 Fremont, CA  94538
                 Attention:       Curt M. Berggren
                                  President
                 Facsimile:       (510) 657-5969





                                       4.

         With copy to:

                 Tomas N. White, Jr.
                 Attorney-at-Law
                 3333 Bowers Avenue, Suite 130
                 Santa Clara, CA  95054
                 Facsimile:       (408) 983-1077

         If to Shareholder:

                 At the address set forth beneath the Shareholder's signature below.

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

                 6. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article IX thereof.

                 7. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgee holding Restricted Securities as collateral.

                 8. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                 9. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California (irrespective of its choice of law provisions).

                 10. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                 11. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 12. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.





                                       5.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                     GIGA-TRONICS, INC.



                                     By ________________________________
                                        Name:
                                        Title:   Chief Executive Officer


                                     SHAREHOLDER:



                                     ___________________________________
                                     Name:


                                     Address:
                                     ___________________________________

                                     ___________________________________



                                     GTV ACQUISITION CORP.



                                     By ________________________________
                                        Name:
                                        Title:   Chief Executive Officer


                                     VIKING SEMICONDUCTOR EQUIPMENT, INC.



                                     By ________________________________
                                        Name:
                                        Title:   President






                                       6.

                                   APPENDIX A

                             RESTRICTED SECURITIES


                                                            Number of Shares


Viking Common Stock  . . . . . . . . . . . . . . . . .   _____________________





















                                       7.

                                  EXHIBIT 6.08

                   FORM OF GIGA-TRONICS AFFILIATES AGREEMENT


                 THIS AFFILIATES AGREEMENT (the "Agreement") is entered into as of this __ day of _____, 1997 among GIGA-TRONICS INCORPORATED, a California corporation ("Giga-tronics"), the undersigned shareholder ("Shareholder") of Giga-tronics, GTV ACQUISITION CORP., a California corporation and wholly owned subsidiary of Giga-tronics ("Merger Sub") and VIKING SEMICONDUCTOR EQUIPMENT, INC., a California corporation ("Viking").

                 This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of June 6, 1997 (the "Reorganization Agreement") among Giga-tronics, Merger Sub, and Viking. The Reorganization Agreement provides for the merger (the "Merger") of Merger Sub with and into Viking in a transaction in which issued and outstanding shares of common stock, no par value, of Viking (the "Viking Stock") will be exchanged for shares of common stock, no par value, of Giga-tronics (the "Giga-tronics Stock") on the terms and conditions set forth in the Reorganization Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Reorganization Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:

                 1. TAX AND ACCOUNTING TREATMENT. Shareholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes and as a "pooling of interests" in accordance with generally accepted accounting principals and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Shareholder further understands and agrees that Shareholder may be deemed to be an "Affiliate" of Giga-tronics within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

                 2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of shareholders of Giga-tronics maintain a meaningful continuing equity ownership interest in Giga-tronics after the Merger. Shareholder understands that the representations, warranties and covenants of the Shareholder set forth herein will be relied upon by Giga-tronics, Viking, and agrees that their respective counsel and accounting firms and other shareholders of Viking shall be entitled to rely thereon.





                                       1.

                 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Shareholder represents, warrants and covenants as follows:

                          (a) Shareholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Shareholder's obligations hereunder.

                          (b) Appendix A attached hereto sets forth all shares of Giga-tronics stock owned by Shareholder, including all Giga-tronics stock as to which Shareholder has sole or shared voting or investment power and all rights and options to acquire Giga-tronics stock.

                          (c) Notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Giga-tronics stock or any rights, options or warrants to purchase Giga-tronics stock, or other securities of Giga-tronics (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as Giga-tronics has publicly released a report including the combined financial results of Giga-tronics and Viking for a period of at least 30 days of combined operations of Giga-tronics and Viking within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Giga-tronics agrees to publish such financial results expeditiously in a manner consistent with its prior practices; provided that nothing contained herein shall obligate Giga- tronics to publish its financial results other than on a quarterly basis.

                          (d) Shareholder has, and as of the Effective Time of the Merger will have, no plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of (any of the foregoing, a "Sale"), more than fifty percent (50%) of the shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Sale shall also be deemed to include a distribution by a partnership to its partners, or a corporation to its shareholders, or any other transaction which results in a reduction in the risk of ownership. Shareholder is not aware of, or participating in, any Plan on the part of Viking shareholders to engage in Sales of the shares of Giga-tronics Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding Viking Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Viking Stock (i) with respect to which dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Giga-tronics Stock or (iii) with





                                       2.

         respect to which a pre-Merger Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Reorganization Agreement, shall be considered to be shares of Viking Stock that are exchanged for Giga-tronics Stock in the Merger and then disposed of pursuant to a Plan. If any of Shareholder's representations in this Section 3(e) ceases to be true at any time prior to the Effective Time of the Merger, Shareholder will deliver to each of Viking and Giga-tronics, prior to the Effective Time of the Merger, a written statement to that effect, signed by Shareholder.

                 4. NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                 A. if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                 B. if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

         Giga-tronics and Merger Sub:

                 Giga-tronics Incorporated
                 4650 Norris Canyon Road
                 San Ramon, CA 94583
                 Attention:       George H. Bruns, Jr.
                                  Chief Executive Officer
                 Facsimile:       (510) 328-4700

         With copy to:

                 Brobeck, Phleger & Harrison
                 Spear Street Tower
                 One Market Plaza
                 San Francisco, CA  94105
                 Attention:       William L. Hudson, Esq.
                 Facsimile:       (415) 442-1010








                                       3.

         Viking:

                 Viking Semiconductor Equipment, Inc.
                 44249 Old Warm Springs Blvd.
                 Fremont, CA  94538
                 Attention:       Curt M. Berggren
                                  President
                 Facsimile:       (510) 657-5969

         With copy to:

                 Tomas N. White, Jr.
                 Attorney-at-Law
                 3333 Bowers Avenue, Suite 130
                 Santa Clara, CA  95054
                 Facsimile:       (408) 983-1077

         If to Shareholder:

                 At the address set forth beneath the Shareholder's signature below,

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

                 5. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article IX thereof.

                 6. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgee holding Restricted Securities as collateral.

                 7. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                 8. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California (irrespective of its choice of law provisions).





                                       4.

                 9. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                 10. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 11. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.






















                                       5.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                     GIGA-TRONICS INCORPORATED



                                     By ________________________________
                                        Name:
                                        Title:   Chief Executive Officer


                                     SHAREHOLDER:



                                     ___________________________________
                                     Name:


                                     Address:
                                     ___________________________________

                                     ___________________________________


                                     GTV ACQUISITION CORP.



                                     By ________________________________
                                     Name:
                                     Title:   Chief Executive Officer


                                     VIKING SEMICONDUCTOR EQUIPMENT, INC.



                                     By ________________________________
                                     Name:
                                     Title:   President





                                       6.

                                                                      Appendix A


                              RESTRICTED SECURITIES


                                                             Number of Shares


      Giga-tronics Common Stock  . . . . . . . . . . .        _______________

_____________________________________________________________________________


         Options or Warrants to Purchase Giga-tronics Common Stock

         __________________________________________           _______________

         __________________________________________           _______________

         __________________________________________           _______________